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                                                                    EXHIBIT 23.2

                              ACCOUNTANTS' CONSENT

The Board of Directors
National Fiberstok Corporation:

    We consent to the use of our report on the consolidated financial statements of TRANSKRIT Corporation, included herein and to the reference to our firm under the heading "Experts" in the prospectus. Our report dated May 24, 1996 refers to a change in the method of accounting for income taxes.

KPMG Peat Marwick LLP

Roanoke, Virginia
July 25, 1996